Exhibit 10.1

PLAN AND AGREEMENT OF MERGER

NORTHSTAR FINANCIAL CORP.,
MIDWEST HOLDING INC.
AND
MIDWEST ACQUISITION MINNESOTA, INC.

This Plan and Agreement of Merger (“Agreement”) is by and among Northstar Financial Corp., a Minnesota corporation (“Northstar”), Midwest Holding Inc., a Nebraska corporation (“Midwest”) and Midwest Acquisition Minnesota, Inc., a Minnesota corporation (“Acquisition”).

WITNESSETH

WHEREAS, Midwest is a corporation organized and validly existing under the laws of the State of Nebraska; and

WHEREAS, Midwest wholly owns Acquisition, a corporation recently organized and validly existing under the laws of Minnesota; and

WHEREAS, Northstar is a corporation duly organized and validly existing under the laws of the State of Minnesota; and

WHEREAS, Midwest owns approximately 14.3% of the issued and outstanding common stock of Northstar; and

WHEREAS, the respective Boards of Directors of Northstar, Midwest and Acquisition have determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of their respective stockholders, and have approved the merger of Acquisition with and into Northstar, with Northstar continuing after the Merger as a surviving corporation, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
The Merger

1.1 Subject to the conditions set forth herein on the “Effective Date” (as herein defined) Acquisition will merge with and into Northstar (the “Merger”). Northstar shall be the corporation surviving the Merger (the “Surviving Corporation”). The transactions contemplated by this Agreement shall be completed at a closing (“Closing”) on a closing date (“Closing Date”) which shall be as soon as possible after all shareholder approvals are obtained in accordance with law as set forth in this Agreement.

On the Closing Date, all of the documents to be furnished to Northstar and Midwest, including the documents to be furnished pursuant to Article VI of this Agreement, shall be delivered to Jones & Keller, P.C. (“Jones & Keller”) to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

1.2 The effect of the Merger shall be:

(i)	The Merger shall become effective at the time Northstar and Acquisition file Articles of Merger with the Secretary of State of the State of Minnesota. The Merger shall have the effect set forth in the Minnesota Business Corporation Act. The Surviving Corporation may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of either Northstar or Acquisition in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii)	The articles of incorporation of Northstar shall be the articles of incorporation of the Surviving Corporation.

(iii)	The bylaws of Northstar shall be the bylaws of the Surviving Corporation.

(iv)	The directors and officers of Acquisition shall become the directors and officers of the Surviving Corporation at and as of the Effective Date.

(v)	At and as of the Effective Date, (a) each issued and outstanding share of Northstar common stock other than shares owned by Midwest (and other than any shares for which dissenter’s rights are perfected in accordance with Minnesota law held in the treasury of Northstar, which shall be cancelled), shall be converted into the right to receive an amount equal to 1.27 shares of Midwest voting common stock, with fractional shares rounded up to the nearest whole share; provided, however, that all consideration to be received shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Midwest shares outstanding after the date hereof. No shares of Northstar shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 1.2 after the Effective Date.

(vi)	Conversion of Capital Stock of Acquisition. At and as of the Effective Date, each share of common stock of Acquisition shall be converted into one share of common stock of the Surviving Corporation.

1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Merger shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. At the Effective Date, Northstar and Acquisition will file with the Secretary of State of Minnesota, articles of merger in the form attached hereto as Exhibit A. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the Effective Date.

1.4 Subsequent to the Effective Date, and after Northstar has become a wholly owned subsidiary of Midwest, Midwest intends to liquidate Northstar pursuant to the provisions of Section 332 of the Internal Revenue Code of 1986, as amended to date (the “Code”).

ARTICLE II
Issuance of Shares

2.1 At the Effective Date, the shares of voting common stock of Midwest to be issued as provided in Section 1.2 shall be distributed to shareholders of Northstar (other than those shares as to which dissenters’ rights have been perfected in accordance with Minnesota law).

2.2 The stock transfer books of Northstar shall be closed on the Effective Date, and thereafter no transfers of the stock of Northstar shall be made. Midwest shall appoint an exchange agent (“Exchange Agent”), which is expected to be Midwest’s then existing stock transfer agent (“Stock Transfer Agent”), to accept surrender of the certificates representing the shares of Northstar, and to deliver for such surrendered certificates, shares of voting common stock of Midwest. The authorization of the Exchange Agent may be terminated by Midwest after six months following the Effective Date. Upon termination of such authorization, any shares of Northstar and funds held by the Exchange Agent for payment to Northstar shareholders pursuant to this Agreement shall be transferred to Midwest or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of Northstar are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of Midwest (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Northstar shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

2.3 No fractional shares of Midwest voting common stock shall be issued as a result of the Agreement; rather, such shares shall evidence the right to receive the rounded up nearest whole share.

2.4 At the Effective Date, each holder of a certificate or certificates representing shares of Northstar, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters’ rights shall have been asserted and perfected pursuant to Minnesota law shall not be converted into shares of Midwest voting common stock, but shall represent only such dissenters’ rights, and payment for such dissenters’ shares shall be made by Northstar. Upon such presentation, surrender, and exchange as provided in this Section 2.4, certificates representing shares of Northstar previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Northstar at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of Northstar have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

ARTICLE III
Representations, Warranties and Covenants of Northstar

No representations or warranties are made by any director, officer, employee or shareholder of Northstar as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the “Northstar Disclosure Statement”).

Northstar hereby represents, warrants and covenants to Midwest except as stated in the Northstar Disclosure Statement, as follows:

3.1 Northstar is a corporation duly organized, validly existing and in good standing under the laws of Minnesota with full corporate power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required, and has full corporate power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. Northstar owned all the issued and outstanding equity securities of entities set forth in the Northstar Disclosure Statement.

3.2 The articles of incorporation and bylaws of Northstar, copies of which have been delivered to Midwest, are complete and accurate and the minute books of such corporations contain a record of all meetings and corporate actions of the shareholders and Board of Directors of Northstar that is complete and accurate in all material respects. All of the books, records, and accounts of Northstar are in all material respects true and complete, are maintained in accordance with good business practice and all applicable legal requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Northstar Financial Statements.

3.3 The aggregate number of shares of capital stock which Northstar is authorized to issue is 100,000,000 shares of designated common stock, par value $0.01 per share, of which 4,198,250 of such shares are issued and outstanding, fully paid and non-assessable, and 50,000,000 undesignated shares with none of such shares issued or outstanding. Northstar has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchange for any shares of capital stock.

3.4 Northstar has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

3.5 Northstar has delivered to Midwest the Northstar consolidated audited financial statements for the year ended December 31, 2014 and the consolidated quarterly financial statements of Northstar for the quarter ended June 30, 2015. All such statements, herein sometimes called “Northstar Financial Statements”, present fairly, in all material respects, the assets and liabilities of Northstar, as of the dates thereof, and the results of operations and cash flows for the periods then ended, in conformity with the U.S. generally accepted account principles (“GAAP”). Northstar does not have any liabilities (whether absolute or contingent, matured or unmatured, known or unknown) relating to its business that would be required to be disclosed on a balance sheet prepared in accordance with GAAP other than as stated or described in the quarterly financial statements of Northstar for the quarter ended June 30, 2015.

3.6 Northstar has delivered to Midwest a copy of each of the federal income tax returns of Northstar for the years ended December 31, 2014, December 31, 2013 and December 31, 2012. The provisions for taxes paid by Northstar are sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Northstar (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of information required or requested by federal, state, county and local tax authorities have been filed or supplied in a timely fashion and all such information is true and correct. Provision has been made in the Northstar Financial Statements for the payment of all taxes due to date by Northstar, including accrued taxes for the year ended December 31, 2014. No federal income tax return of Northstar is currently under audit. There are no tax sharing, allocation, indemnification or similar agreements or arrangements, whether written or unwritten, in effect under which Northstar could be liable for any material taxes of any person other than Northstar. There are no liens for taxes on any asset of Northstar.

3.7 Since December 31, 2014, there has not been any material adverse change in the business or condition, financial or otherwise, or operations of Northstar, including any loss or damages to any of its assets, properties or rights. Except as contemplated by this Agreement, since December 31, 2014, there has not occurred:

i. any damage, destruction or loss to or of any of the material assets or properties owned or leased by Northstar and used or useful in its businesses, whether or not covered by insurance;

ii. any sale, lease or other disposition of assets or properties owned or leased by Northstar and used or useful in its businesses, except dispositions of inventory in the ordinary course of business;

iii. any capital expenditure or commitment of capital expenditure by Northstar involving more than $10,000 in any one case or $25,000 in the aggregate, whether or not in the ordinary course of business;

iv. any delay or postponement by Northstar in the payment of any amounts due under notes or accounts payable, outside the ordinary course of business;

v. (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Northstar, except in the ordinary course of the administration of its employee benefit plans currently in place; or (ii) any increase in the compensation payable or to become payable to any employee of Northstar; or

vi. any commitment by Northstar to do any of the foregoing.

3.8 The Northstar Disclosure Statement contains a listing of all pending legal proceedings or known regulatory inquiries involving Northstar and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving claims pending, or to the knowledge of the officers of Northstar, threatened against Northstar or affecting any of its assets, or properties. Northstar is not in any breach or violation of or default under any contract or instrument to which it is a party, and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by Northstar under any contract or other instrument to which Northstar is a party or by which it or any of its property may be bound or affected, or under its articles of incorporation or bylaws, or any court order, statute, ruling or regulation applicable to Northstar which breach or violation of or default could have a material adverse effect on Northstar.

3.9 The execution and delivery of this Agreement has been duly authorized and approved by the Board of Directors of Northstar. This Agreement has been duly executed and delivered by Northstar, and, assuming the due authorization, execution and delivery hereof by Midwest and Acquisition constitutes a valid and legally binding agreement of Northstar, enforceable against Northstar in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.10 Northstar shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition in a material manner.

3.11 (a) Northstar has provided or will provide Midwest a copy of the employee manual and related documents of Northstar, which include a description of its employee benefits, together with a complete and correct list as of the date of this Agreement of each bonus, deferred compensation, incentive equity-based incentive, severance, termination, change in control, retention, salary continuation, vacation, sick or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which Northstar is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, other welfare, supplemental unemployment, profit-sharing, pension, savings or retirement plan, program, agreement, policy or arrangement, and each other director, consultant or employee compensation or benefit plan, program, agreement, policy or arrangement (each a “Company Plan”).

(b) With respect to each Company Plan, Northstar has delivered or will deliver to Midwest complete and correct copies of each of the following documents (including all amendments to such documents), as applicable.

i. the Company Plan or a written description of any Company Plan not in writing;

ii. a copy of the three most recent annual reports or IRS Form 5500 Series that is required to be filed, including audited financial statements, actuarial valuation reports and all other related reports required therewith;

iii. a copy of (1) the most recent summary company plan description (“SPD”) required to be prepared and distributed, together with (2) all summaries of material modification required to be issued with respect to such SPD;

iv. no Company Plan is intended to qualify under Section 401(a) of the Code; and

v. all communications regarding the operation or administration of the Company Plans between Northstar or any ERISA Affiliate and the IRS, the U.S. Department of Labor (“DOL”) or any other governmental entity with the last three years.

(c) Except as set forth in the Northstar Disclosure Statement, Northstar has no employment agreements.

3.12 Northstar will call and hold a special meeting of its shareholders as soon as practicable after the date hereof, at which special meeting the Board of Directors will, subject to its fiduciary obligations to shareholders, submit and recommend the Agreement and transactions described herein to its shareholders, and, if the requisite approval by such shareholders is obtained, will undertake promptly to consummate the Merger as set forth herein.

3.13 Without the prior written consent of Midwest, Northstar shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business, will not declare or pay any shareholder dividend and will not intentionally enter into any agreement or transaction that would materially and adversely affect its financial condition, and will not increase the compensation of any of its employees.

3.14 Northstar has provided to Midwest all contracts to which Northstar is a party. All such contracts are in full force and effect with no defaults thereunder by Northstar and to the knowledge of the officers of Northstar, no default by any other party thereto.

3.15 The representations and warranties of Northstar shall be true and correct as of the Effective Date as well as the date hereof.

3.16 Northstar has all requisite power and authority to execute, deliver, and perform this Agreement and the other documents contemplated by this Agreement to which Northstar is a party and to consummate the transactions contemplated by this Agreement and the other documents contemplated by this Agreement to which Northstar is a party. The execution, delivery, and performance of this Agreement and the other documents contemplated by this Agreement to which Northstar is a party and the consummation of the transactions contemplated by this Agreement and the other documents contemplated by this Agreement to which Northstar is a party by Northstar have been duly and validly authorized by all necessary action on the part of Northstar except for shareholder approval of this Agreement and the transactions contemplated hereby.

3.17 The execution, delivery, and performance by Northstar of this Agreement and the other documents contemplated by this Agreement to which Northstar is a party do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Northstar as amended to date; (ii) violate any provision of any legal requirements; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any contract or encumbrance to which Northstar is a party or by which Northstar or the assets or properties owned or leased by Northstar are bound or affected; (iv) result in the creation or imposition of any encumbrance against or upon any of the assets of Northstar; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any governmental authority or other person.

3.18 Northstar is not bound or affected by any of the following that relate to its business: (i) material leases of real or personal property (whether as lessor or lessee)(other than as set forth in the Northstar Disclosure Statement); (ii) contracts granting any person an encumbrance on or against any of the assets of Northstar; (iii) contracts of employment, or contracts with consultants or independent contractors; (iv) contracts pertaining to the use by Northstar of any intellectual property or proprietary information of any other person; or (v) contracts other than those described in any other clause of this paragraph that are material to the business.

3.19 Northstar has delivered to Midwest a complete and correct list of names and positions of all of the employees of Northstar and their current hourly wages or monthly salaries and other compensation. Northstar has complied with all legal requirements relating to the employment of labor, including the Employee Retirement Income Security Act (“ERISA”), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes. Northstar does not currently have and has never had in the past an “employee benefit plan” or “multiemployer plan” (as those terms are defined in ERISA). All Company Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. No Northstar common stock or other security of Northstar, or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Company Plan. No amounts paid or payable (whether in cash, in property, or in the form of benefits, accelerated vesting, cash, property or otherwise) under the Company Plans as a result of the transactions contemplated hereby (either alone or in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code or fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

3.20 Northstar has filed in proper form all federal, state, local, and foreign tax returns and other reports required to be filed, and has timely paid all taxes which have become due and payable, whether or not so shown on any such return or report. Northstar has received no notice of, nor does Northstar have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no outstanding agreements or waivers by or with respect to Northstar that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or taxes for any period. There are no determined deficiencies or proposed assessments of taxes against Northstar.

3.21 Northstar has received no notice claiming a violation by Northstar of any legal requirement applicable to Northstar as its business is currently conducted, and to the knowledge of Northstar officers, there is no basis for any claim that such a violation exists.

3.22 All of the tangible assets of Northstar are insured by responsible companies against casualty and other losses, and Northstar carries public liability insurance and workers’ compensation insurance, in amounts that are reasonable and adequate in light of the nature of its business and in compliance with applicable legal requirements.

3.23 No representation or warranty by Northstar in this Agreement or in documents provided by Northstar hereunder or in any related document provided by Northstar on any statement, list or certificate furnished or to be furnished by Northstar pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

3.24 Northstar shall cooperate in the preparation, execution and filing of all tax returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, and transfer recording, registration and other fees and similar taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Effective Date. Northstar shall pay, without deduction from any amount payable to holders of Northstar common stock, fees imposed on it by any governmental entity which becomes payable in connection with the Merger.

ARTICLE IV
Representations, Warranties and Covenants of Midwest

No representations or warranties are made by any director, officer, employee or shareholder of Midwest as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the “Midwest Disclosure Statement”).

Midwest hereby represents, warrants and covenants to Northstar, except as stated in the Midwest Disclosure Statement, as follows:

4.1 Midwest is a corporation duly organized, validly existing and in good standing under the laws of Nebraska, with full power and authority to own the respective properties which it now owns; and is qualified or licensed to conduct its business and is in good standing in all states where such qualifications or licensing is required.

4.2 The total number of shares of classes of capital stock which Midwest is authorized to issue is 140,000,000 shares of common stock with a par value of $0.001 per share, with 120,000,000 shares of voting common stock and 20,000,000 shares of non-voting common stock authorized, and 10,000,000 shares of preferred stock, of which 2,000,000 shares of Convertible Series A Preferred Stock have been authorized with a par value of $0.001 per share and 1,000,000 shares of Convertible Series B Preferred Stock have been authorized with a par value of $0.001 per share. As of the date hereof, there are 74,159 shares of Convertible Series A Preferred Stock issued and outstanding, 102,669 shares of Convertible Series B Preferred Stock issued and outstanding, and 13,167,654 shares of voting common stock issued and outstanding and no shares of non-voting common stock are issued or outstanding. The total number of warrants outstanding is 1,179, which warrants are exercisable through December 31, 2016 for an aggregate 11,790 shares of Midwest voting common stock at an exercise price of $6.50 per share. All of the foregoing issued and outstanding shares have been duly issued, and are fully paid and non-assessable. Midwest has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock other than as set forth in the Midwest Disclosure Statement. The shares to be issued in connection with the Merger, upon issuance, shall be duly and validly issued, fully paid and nonassessable.

The subsidiaries of Midwest are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and nonassessable. Midwest directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries. Acquisition was formed solely to effectuate this Agreement and has minimal assets and no liabilities.

4.3 Midwest and Acquisition have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of Midwest and its subsidiaries has any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transactions contemplated hereby.

4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Midwest will conflict with or result in a breach or violation of the articles of incorporation or bylaws of Midwest as amended to date or the articles of incorporation or bylaws of Acquisition.

4.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by the Board of Directors of Midwest and the Board of Directors and the sole shareholder of Acquisition. This Agreement has been duly executed and delivered by each of Midwest and Acquisition, and, assuming the due authorization, execution and delivery hereof by Northstar, constitutes a valid and legally binding agreement of each of Midwest and Acquisition, enforceable against Midwest and Acquisition in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.6 Midwest has delivered to Northstar its audited consolidated financial statements for the year ended December 31, 2014. Also, Midwest has delivered to Northstar its consolidated financial statements for the quarter ended June 30, 2015. All such statements, herein sometimes called “Midwest Financial Statements”, are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Midwest for the period included and have been prepared in accordance with GAAP.

4.7 Since December 31, 2014, there has not been any material adverse change in the business or condition, financial or otherwise, of Midwest and its subsidiaries taken as a whole, including any material loss or damages to any of its assets, properties or rights from that shown on the Midwest Financial Statements.

4.8 Midwest has delivered to Northstar a listing of all pending legal proceedings involving Midwest and its consolidated subsidiaries as set forth in the Midwest Disclosure Statement and, except for these proceedings, there are no legal proceedings pending, or to the knowledge of the officers of Midwest, threatened against Midwest or affecting any of its assets or properties and Midwest is not in any material breach or violation of or default under any contract or instrument to which Midwest is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Midwest under any contract or other instrument to which Midwest is a party or by which it or any of its properties may be bound or affected, or under its articles of incorporation or bylaws, or any court order, statute, ruling or regulation applicable to Midwest. The execution, delivery and performance of this Agreement by Midwest will not with the lapse of time or action by a third party result in a material breach or violation of or default by Midwest under any contract or other instrument to which Midwest is a party or by which it or any of its properties may be bound of affected, or under its articles of incorporation or bylaws, or any court order, statute, ruling or regulation applicable to Midwest.

4.9 Other than as set forth in the Midwest Disclosure Statement, Midwest shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will enter into no agreement or transaction which would adversely affect its financial condition.

4.10 Midwest is not a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements, and those which will not adversely affect it.

4.11 The shareholders of Midwest are not required to approve the issuance of Midwest shares pursuant to this Agreement.

4.12 Midwest has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (collectively, the “Federal Securities Laws”). To the knowledge of Midwest, no such reports, or any reports sent to the shareholders of Midwest generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances and time under which they were made, not misleading.

4.13 The representations and warranties of Midwest shall be true and correct as of the date hereof and as of the Effective Date.

4.14 Midwest has delivered to Northstar a complete and correct list of names and positions of all of the employees of Midwest and their current hourly wages or monthly salaries and other compensation. Midwest has complied with all legal requirements relating to the employment of labor, including ERISA, continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes. No reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any “employee benefit plan” or “multiemployer plan” (as those terms are defined in ERISA) maintained by Midwest. Each employee benefit plan and multiemployer plan has been administered in compliance with all legal requirements, included ERISA, and has been administered in compliance with the terms of such plans. No prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such employee benefit plan or multiemployer plan, and no material accumulated funding deficiency (as defined in Title I of ERISA) or withdrawal liability (as defined in Title IV of ERISA) exists with respect to any such employee benefit plan or multiemployer plan. With respect to each employee benefit plan or multiemployer plan, all reports, returns, notices and other documentation that are required to have been filed or furnished with the IRS, the DOL or any other governmental entity, or to the participants or beneficiaries of such employee benefit plan or multiemployer plan (or their representative) have been filed or furnished on a timely basis. There is no pending or, to the knowledge of Midwest, threatened litigation by, on behalf of or against any employee benefit plan or multiemployer plan by any participant or former participant (or beneficiary thereof) in such employee benefit plan or multiemployer plan or otherwise involving any such employee benefit plan or multiemployer plan (other than routine claims for benefits), and, to the knowledge of Midwest, no set of circumstances exists that may reasonably give rise to litigation, against Midwest, any officer, director, or the fiduciaries of the plans. All of the foregoing plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. No Midwest common stock or other security, or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any of the foregoing plans.

4.15 No representation or warranty by Midwest in this Agreement, the Midwest Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

4.16 Midwest agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of Northstar and its subsidiaries, as provided in the articles of incorporation or bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms and Midwest expressly assumes such indemnification obligations of Northstar.

ARTICLE V
Obligations of the Parties Pending the Effective Date

5.1 This Agreement shall be duly submitted to the shareholders of Northstar for the purpose of considering and acting upon this Agreement in the manner required by law at a special meeting of shareholders on a date selected by Northstar, such date to be the earliest practicable date after the proxy statement may first be sent to shareholders of Northstar without objection by applicable governmental authorities. Midwest will furnish to Northstar the information relating to Midwest required by the Federal Securities Laws to be included in the proxy statement. Midwest represents and warrants that at the time of the shareholders’ special meeting of Northstar, the proxy statement, insofar as it relates to Midwest and contains information furnished by Midwest specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Northstar represents and warrants that at the time of the Northstar shareholder special meeting, the proxy statement, insofar as it relates to Northstar and contains information furnished by Northstar specifically for use in such proxy statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of Northstar, subject to its fiduciary obligations to shareholders, shall use its commercially reasonable best efforts to obtain the requisite approval of their respective shareholders of this Agreement and the transactions contemplated hereby. Midwest and Northstar shall take all reasonable and necessary steps and actions to comply with and to secure Northstar’s shareholder approval of this Agreement and the transactions contemplated hereby as may be required by applicable law.

As promptly as practicable after the execution of this Agreement, Midwest will prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (the “Registration Statement”) covering the issuance of Midwest shares in the Merger. Midwest and Northstar will use their commercially reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Midwest voting common stock in the Merger. Midwest will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Date.

Midwest will use its commercially reasonable best efforts to obtain all necessary state securities laws or “blue sky” permits, approvals and registrations in connection with the issuance of the Midwest voting common stock in the Merger.

As promptly as practicable after the Registration Statement shall have become effective, Northstar will mail a notice of special meeting to its shareholders entitled to notice of and to vote at its shareholders’ special meeting.

If at any time prior to the Effective Date any event or circumstance relating to Northstar or any of its affiliates, or its or their respective officers or directors should be discovered by Northstar that should be set forth in an amendment to the Registration Statement, Northstar will promptly inform Midwest, and Midwest will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

If at any time prior to the Effective Date any event or circumstance relating to Midwest or any of its affiliates, or to their respective officers or directors, should be discovered by Midwest that should be set forth in an amendment to the Registration Statement, Midwest will promptly inform Northstar, and Midwest will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

No amendment or supplement to the Registration Statement will be made by Midwest without prior consultation with Northstar. Each party will advise the other parties promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of Midwest voting common stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the proxy statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

5.2 At all times prior to the Effective Date, but during regular business hours, each party will permit the other to examine its books and records and the books and records of its affiliates and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information that is confidential or proprietary in nature. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisors, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure and shall not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information together with all copies of such writings and, in addition, shall destroy or shall maintain the information with the standard of care that is exercised with respect to its own confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates or any third party to whom the disclosure is made.

5.3 Northstar and Midwest shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their commercially reasonable best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

ARTICLE VI
Conditions Precedent to the Consummation of the Merger

The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

6.1 Midwest, Acquisition and Northstar shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and Northstar and Midwest shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

6.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at a special meeting of the shareholders of Northstar duly and properly called for such purpose in accordance with the applicable law.

6.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

6.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for Midwest and Northstar.

6.5 The representations and warranties by Midwest and Northstar in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective Date because of (1) changes caused by transactions suggested or approved in writing by Midwest; or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of Northstar or Midwest) during or arising after the date of this Agreement.

6.6 Northstar shall have furnished Midwest with:

(1)	a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Northstar approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of Northstar and Acquisition; and

(2)	a certified copy of a resolution or resolutions duly adopted by a majority of all of the classes of outstanding shares of Northstar capital stock approving this Agreement and the transactions contemplated by it.

6.7 Midwest shall furnish Northstar with:

(1)	a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Midwest and the Board of Directors and sole shareholder of Acquisition, approving this Agreement and the transactions contemplated by it.

6.8 Midwest and Northstar shall approve and file the Articles of Merger, consistent with this Agreement, for the transactions with the requisite governmental authorities.

ARTICLE VII
Termination and Abandonment

7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of Northstar prior to the Effective Date:

(a)	By mutual consent of Midwest and Northstar;

(b)	By Midwest or Northstar, if any condition set forth in Article VI relating to the other party has not been met or has not been waived;

(c)	By Midwest or Northstar, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

(d)	By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

(e)	By Midwest if more than 2.5% of the shares of Northstar are properly perfected as to rights to dissent to the Merger; or

(f)	By any party if the Effective Date is not within 180 days from the date hereof.

7.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors provided; however, that such action shall be taken only if, in the judgment of the board of directors taking the action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

ARTICLE VIII
Termination of Representation and
Warranties and Certain Agreements

8.1 The respective representations, warranties, covenants and agreements of the parties hereto, shall expire with, and be terminated and extinguished by the Effective Date. No party shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement which does not so survive, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant or agreement shall be to elect not to proceed with the Closing if such breach has resulted in the failure to satisfy a condition precedent to such party’s obligation to consummate the transactions contemplated hereby.

ARTICLE IX
Miscellaneous

9.1 This Agreement embodies the entire agreement among the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Electronic signatures shall constitute manual signatures.

9.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Midwest and Northstar each represent to the others that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from Northstar or Midwest or any subsidiary of any of them upon consummation of the transactions contemplated by this Agreement.

9.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

9.5 This Agreement may be amended upon approval of the board of directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of Northstar.

9.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Midwest or Acquisition:	To Northstar:

Midwest Holding Inc.	Northstar Financial Corp.
2900 South 70th Street, Suite 400	3800 American Boulevard West, Suite 910
Lincoln, NE 68506	Bloomington, MN 55431
Attn: Mark A. Oliver	Attn: Chief Executive Officer
Chief Executive Officer

with copies to:

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, CO 80202
Attn: Reid A. Godbolt, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

9.7 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of Midwest and Northstar. However, either Midwest or Northstar may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

9.8 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean including without limitation.

9.9 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.10 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction).

9.11 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Signature Page Follows.

IN WITNESS WHEREOF, the parties have set their signatures this 18th day of December, 2015.

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer

NORTHSTAR FINANCIAL CORP.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer

MIDWEST ACQUISITION MINNESOTA, INC.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer

EXHIBIT A

Articles of Merger
Northstar Financial Corp.
Midwest Holding Inc.
and
Midwest Acquisition Minnesota, Inc.

Pursuant to the provisions of the Minnesota Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

First: In accordance with the Minnesota Business Corporation Act, a Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the undersigned corporations:

(1) Northstar Financial Corp., a corporation duly organized under the laws of the State of Minnesota;

(2) Midwest Holding Inc., a corporation duly organized under the laws of the State of Nebraska; and

(3) Midwest Acquisition Minnesota, Inc., a corporation duly organized under the laws of the State of Minnesota.

Second: As a result of an agreement of merger, Midwest Acquisition Minnesota, Inc. will merge with and into Northstar Financial Corp. effective as of the time of filing of this Statement of Merger with the Minnesota Secretary of State. Northstar Financial Corp. will be the corporation surviving the merger.

Third: The articles of incorporation of Northstar Financial Corp. shall be the articles of incorporation for the surviving corporation.

Fourth: The executed Plan and Agreement of Merger is on file at Northstar Financial Corp.’s offices at 3800 American Boulevard West, Suite 910, Bloomington, Minnesota 55431.

Fifth: A copy of the Plan and Agreement of Merger will be furnished by Northstar Financial Corp., on request and without cost, to any shareholder of any corporation that is a party to the merger.

Dated this _______ day of ____________________, 2016.

MIDWEST HOLDING INC.

By:
Name: Mark A. Oliver
Title: Chief Executive Officer

NORTHSTAR FINANCIAL CORP.

By:
Name:
Title:

MIDWEST ACQUISITION MINNESOTA, INC.

By:
Name: Mark A. Oliver
Title: Chief Executive Officer